EXHIBIT 4.4e

Execution Draft

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE is dated as of January 1, 2006, among STEEL DYNAMICS, INC., an Indiana corporation (the “Company”), SDI INVESTMENT COMPANY, a Delaware corporation, (the “Initial Subsidiary Guarantor”), STLD HOLDINGS, INC. an Indiana corporation (“STLD Holdings”), FERROUS RESOURCES, LLC, an Indiana limited liability company (“Ferrous Resources”), STEEL DYNAMICS SALES NORTH AMERICA, INC., an Indiana corporation (“Sales NA”) (STLD Holdings, Ferrous Resources, and Sales NA may individually be referred to as the “Additional Subsidiary Guarantor” and collectively as the “Additional Subsidiary Guarantors”), NEW MILLENNIUM BUILDING SYSTEMS, LLC, an Indiana limited liability company, STEEL HOLDINGS, INC., an Indiana corporation, STEEL DYNAMICS FERROUS RESOURCES, LLC, an Indiana limited liability company (New Millennium Building Systems, LLC, Steel Holdings, Inc. and Steel Dynamics Ferrous Resources, LLC may individually be referred to as a “New Subsidiary Guarantor” and collectively as the “New Subsidiary Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS:

The Company, the Initial Subsidiary Guarantor and the Trustee have duly authorized, executed and delivered an Indenture dated as of March 26, 2002 (the “Original Indenture”) in connection with the issuance initially of up to $200,000,000 aggregate principal amount of the Company’s 9½% Senior Notes due 2009 (the “Notes”) as provided in the Original Indenture.

The Company, the Initial Subsidiary Guarantor, Dynamic Bar Products, LLC, an Indiana limited liability company and wholly owned subsidiary of the Company (“Bar Products”), and the Trustee entered into a First Supplemental Indenture dated as of September 6, 2002.

The Company, the Initial Subsidiary Guarantor, Bar Products, STLD Holdings, Ferrous Resources and the Trustee entered into a Second Supplemental Indenture dated as of September 30, 2002.

The Company, the Initial Subsidiary Guarantor, Bar Products, STLD Holdings, Ferrous Resources, Sales NA and the Trustee entered into a Third Supplemental Indenture dated as of December 31, 2002 and a Fourth Supplemental Indenture dated as of November 26, 2003.

The Company and Bar Products entered into an Agreement and Plan of Merger with an effective date of December 31, 2004, under the terms of which Bar Products was merged with and into the Company in accordance with the applicable laws of the State of Indiana as of December 31, 2004.

The Bank of New York Trust Company, N.A. is the successor in interest to Fifth Third Bank, as Trustee, having acquired Fifth Third Bank’s corporate trust business.

This Fifth Supplemental Indenture is being executed and delivered by the Company, the Initial Subsidiary Guarantor, the Additional Subsidiary Guarantors and the New Subsidiary Guarantors pursuant to the provisions of Section 4.20 and Section 9.01(2) of the Original Indenture.

This Fifth Supplemental Indenture (together with the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, collectively the “Indenture”) is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

AND THIS FIFTH SUPPLEMENTAL INDENTURE FURTHER WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

Guaranty of Notes

Section 1.01.          Note Guarantee; Limitation of Liability.  (a) Subject to the provisions of Article Ten of the Original Indenture, the New Subsidiary Guarantors hereby, jointly and severally with the Initial Subsidiary Guarantor and the Additional Subsidiary Guarantors, fully and unconditionally guarantee to each Holder of Notes and to the Trustee on behalf of the Holders:  (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed  in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the second paragraph of Section 10.01 of the Original Indenture.

(b)           The undersigned, and by their acceptance of this Fifth Supplemental Indenture, hereby confirm that it is the intention of all such Persons that this Fifth Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture and the obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Fifth Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, and the obligations of the undersigned hereunder and thereunder.  To effectuate the foregoing intention, the undersigned hereby irrevocably agree that the obligations of the undersigned under this Fifth Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Fifth Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture not constituting a fraudulent transfer or conveyance.

Section 1.02.          Obligations under the Original Indenture.  The New Subsidiary Guarantors hereby jointly and severally agree, as of the date first above written, to be bound as a Subsidiary Guarantor by all of the terms and conditions of the Original Indenture to the same extent as each of the other Subsidiary Guarantors thereunder.  The New Subsidiary Guarantors further jointly and severally agree, as of the date first above written, that each reference in the Original Indenture to a “Subsidiary Guarantor” shall also mean and be a reference to each of the New Subsidiary Guarantors, and each reference in any of the Notes to a “Subsidiary Guarantor” shall also mean and be a reference to each of the New Subsidiary Guarantors.

Section 1.03.          Covenants and Agreements.  The New Subsidiary Guarantors jointly and severally make each covenant and agreement set forth in Article Ten of the Original Indenture to the same extent as each other Subsidiary Guarantor.

ARTICLE TWO

Miscellaneous

Section 2.01.          Remainder of Original Indenture Unaffected.  Except as specifically provided in Article One above,  the terms of the Original Indenture shall remain unchanged and in full force and effect, and shall govern the interpretation and application of this Fifth Supplemental Indenture.

Section 2.02.          Duplicate Originals; Delivery by Telecopier.  The parties may sign any number of copies of this Fifth Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page to this Fifth Supplemental Indenture by telecopier shall be effective as delivery of an original executed counterpart of this Fifth Supplemental Indenture.

Section 2.03.          Separability.  In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

“Company”	STEEL DYNAMICS, INC.

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Vice President and CFO

“Initial Subsidiary Guarantor”	SDI INVESTMENT COMPANY

	By:	/s/ Theresa E. Wagler
Theresa E. Wagler, President

“Additional Subsidiary Guarantor”	STLD HOLDINGS, INC.

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Vice President

“Additional Subsidiary Guarantor”	FERROUS RESOURCES, LLC

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Vice President

“Additional Subsidiary Guarantor”	STEEL DYNAMICS SALES NORTH AMERICA, INC.

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Secretary and CFO

“Trustee”	THE BANK OF NEW YORK TRUST COMPANY, N.A.

	By:	/s/
Its

“New Subsidiary Guarantor”	NEW MILLENNIUM BUILDING SYSTEMS, LLC

	By:	/s/ Bert D. Hollman
Bert D. Hollman, President

“New Subsidiary Guarantor”	STEEL HOLDINGS, INC.

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Secretary

“New Subsidiary Guarantor”	STEEL DYNAMICS FERROUS RESOURCES, LLC

By: Steel Holdings, Inc., its manager

	By:	/s/ Gary E. Heasley
Gary E. Heasley, Secretary